UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CFS Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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Set forth below is a copy of a letter that CFS Bancorp, Inc. has used and will continue to use at various times through its 2010 annual meeting of shareholders in connection with the solicitation of proxies by the Board of Directors.

[CFS Bancorp, Inc. letterhead omitted]

Fellow Shareholders:

Think Blue. Vote Blue.

By now you have received numerous proxy statements, letters and proxy cards for the CFS Bancorp, Inc. Annual Meeting (BLUE for your Company’s Board recommended nominees, Tom Prisby and Frank Lester, and white for dissident activist shareholder PL Capital Group’s nominee). You’ll be pleased to know that this is the last mailing you will receive from CFS Bancorp, Inc. regarding this year’s Annual Meeting.

Your Board of Directors of CFS Bancorp, Inc. recommends and requests that you:

VOTE ONLY THE BLUE PROXY CARD FOR YOUR BOARD’S RECOMMENDED NOMINEES.

Please discard any proxy materials you receive from PL and
do not sign or return any white proxy cards.

The volume of information you have received may be overwhelming, and the instructions can be confusing. This is due to PL’s choice to utilize the same color of proxy card that your Company has used in that past. As a result, we have had to send out a significant number of mailings to ensure that our shareholders understand how to vote for their Company’s board recommended nominees. If you are in need of assistance, we can help!

IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED ADDITIONAL ASSISTANCE,
PLEASE CALL, TOLL FREE,
(888) 742-1305.

That is the contact number for Laurel Hill, the firm assisting us in the solicitation of proxies. You can also contact CFS Bancorp, Inc. directly by calling our President, Daryl Pomranke at (219) 836-2960.

IF YOU ALREADY VOTED “FOR” TOM PRISBY AND FRANK LESTER, OUR HIGHLY QUALIFIED BOARD RECOMMENDED CANDIDATES ON THE BLUE CARD: We appreciate your continued support. You do not have to take further action, unless you are concerned that your vote was not properly made (see voting instructions included herein). Do not subsequently vote on the white card, even if it is to vote “withhold,” since only the last vote you make counts. Voting “withhold” for their candidate on the white card will invalidate your “For” vote on the BLUE card.

IF YOU HAVE VOTED FOR OR WITHHOLD FOR THE ACTIVIST DISSIDENT NOMINEE ON THE WHITE CARD: We need your vote. If you would like to change your vote, you can revoke your prior vote by following the voting instructions which follow. You can change your vote through April 27th, the date of our Annual Meeting, since only your latest dated proxy counts.

IF YOU HAVE NOT YET VOTED: You can cast your vote in support of our highly qualified candidates by following the voting instructions which follow.

Voting Instructions:

Because the annual meeting date is just around the corner, it is critical that we receive your vote in time for the meeting. Please vote by telephone or via the internet today. The toll-free telephone number and internet address are on the enclosed BLUE proxy card or, if your shares are held in an account at a bank or broker, on the enclosed voting instruction form. If you prefer to complete, date and sign your enclosed BLUE proxy card or voting instruction form, please call us toll-free at (888)-742-1305 so that we can assist you with returning your proxy card or voting instruction form by overnight delivery at our expense.

We thank you for your continued confidence and support.

Best regards,

The Independent Directors of CFS Bancorp, Inc.

/s/ Gregory W. Blaine	/s/ Gene Diamond	/s/ Frank D. Lester
Gregory W. Blaine	Gene Diamond	Frank D. Lester

/s/ Robert R. Ross	/s/ Joyce M. Simon
Robert R. Ross	Joyce M. Simon

IMPORTANT INFORMATION

The Company mailed to shareholders and filed with the Securities and Exchange Commission (SEC) on March 17, 2010 its definitive proxy statement and BLUE proxy card in connection with the solicitation by the Board of Directors of proxies to be voted in favor of its director nominees at the Company’s 2010 Annual Meeting of Shareholders. Shareholders are strongly encouraged to read the Company’s definitive proxy statement and accompanying BLUE PROXY CARD because they contain important information. Shareholders may obtain free of charge the definitive proxy statement, BLUE proxy card and all other relevant documents filed by the Company with the SEC at the SEC’s internet website at www.sec.gov, as well as from the Company by contacting Monica F. Sullivan, Vice President/Secretary of the Company, at (219) 836-2960 or at 707 Ridge Road, Munster, Indiana 46321.

INFORMATION REGARDING PARTICIPANTS

The Company, its directors and certain of its officers and employees are participants in the solicitation of proxies by the Board of Directors in connection with the matters to be considered at the 2010 Annual Meeting of Shareholders. Information regarding the participants and their interests is included in the Company’s definitive proxy statement relating to the 2010 Annual Meeting of Shareholders.

If you have any questions or need assistance with voting your shares, please call:

LAUREL HILL ADVISORY GROUP, LLC

100 Wall Street 22nd Fl.
New York, NY 10005

1(888)-742-1305

Banks and Brokers please call 1(917) 338-3181